EXHIBIT 23.2

March 6, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Voice Assist Inc. 2012 Non-Qualified Attorney’s Stock Compensation Plan, of our report dated March 31, 2011, with respect to our audit of the financial statements of Voice Assist, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/S/ Mantyla McReynolds, LLC.
Mantyla McReynolds, LLC
Salt Lake City, Utah